                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                           dated as of March 3, 1999

                                     among

                      APPLIED MICRO CIRCUITS CORPORATION,

                         WILEY ACQUISITION CORPORATION

                                      and

                       CIMARON COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I - THE MERGER.......................................................    2

     Section 1.1 Effective Time of the Merger................................    2
     Section 1.2 Closing.....................................................    2
     Section 1.3 Effects of the Merger.......................................    2
     Section 1.4 Directors and Officers......................................    2

ARTICLE II - CONVERSION OF SECURITIES........................................    3

     Section 2.1 Conversion of Capital Stock.................................    3
     Section 2.2 Escrow Agreement............................................    4
     Section 2.3 Dissenting Shares...........................................    5
     Section 2.4 Exchange of Certificates....................................    5
     Section 2.5 Distributions with Respect to Unexchanged Shares............    6
     Section 2.6 No Fractional Shares........................................    7
     Section 2.7 Tax and Accounting Consequences.............................    7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TARGET.......................    7

     Section 3.1 Organization of Target......................................    7
     Section 3.2 Target Capital Structure....................................    8
     Section 3.3 Authority; No Conflict; Required Filings and Consents.......    9
     Section 3.4 Financial Statements; Absence of Undisclosed Liabilities....   11
     Section 3.5 Tax Matters.................................................   11
     Section 3.6 Absence of Certain Changes or Events........................   13
     Section 3.7 Title and Related Matters...................................   14
     Section 3.8 Proprietary Rights..........................................   15
     Section 3.9 Employee Benefit Plans......................................   17
     Section 3.10 Bank Accounts..............................................   19
     Section 3.11 Contracts..................................................   19
     Section 3.12 Orders, Commitments and Returns............................   21
     Section 3.13 Compliance With Law........................................   21
     Section 3.14 Labor Difficulties; No Discrimination......................   21
     Section 3.15 Trade Regulation...........................................   22
     Section 3.16 Insider Transactions.......................................   22
     Section 3.17 Employees, Independent Contractors and Consultants.........   22
     Section 3.18 Insurance..................................................   22
     Section 3.19 Litigation.................................................   23
     Section 3.20 Governmental Authorizations and Regulations................   23
     Section 3.21 Subsidiaries...............................................   23
     Section 3.22 Compliance with Environmental Requirements.................   23
     Section 3.23 Corporate Documents........................................   24
     Section 3.24 No Brokers.................................................   24
     Section 3.25 Pooling of Interests.......................................   24

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
     Section 3.26 Customers and Suppliers....................................   24
     Section 3.27 Target Action..............................................   24
     Section 3.28 Offers.....................................................   25
     Section 3.29 Information Statement......................................   25
     Section 3.30 Accounts Receivable........................................   25
     Section 3.31 Year 2000 Compliance.......................................   25
     Section 3.32 Disclosure.................................................   25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB..............   26

     Section 4.1 Organization of Acquiror and Sub............................   26
     Section 4.2 Acquiror Capital Structure..................................   26
     Section 4.3 Authority; No Conflict; Required Filings and Consents.......   27
     Section 4.4 Commission Filings; Financial Statements....................   28
     Section 4.5 Absence of Certain Changes or Events........................   28
     Section 4.6 Compliance with Laws........................................   28
     Section 4.7 Pooling of Interests........................................   29
     Section 4.8 Interim Operations of Sub...................................   29
     Section 4.9 Disclosure..................................................   29
     Section 4.10 Stockholders Consent.......................................   29
     Section 4.11 Litigation.................................................   29

ARTICLE V - PRECLOSING COVENANTS OF TARGET...................................   29

     Section 5.1 Notice to Target Shareholders...............................   29
     Section 5.2 Advice of Changes...........................................   30
     Section 5.3 Operation of Business.......................................   30
     Section 5.4 Access to Information.......................................   32
     Section 5.5 Satisfaction of Conditions Precedent........................   33
     Section 5.6 Other Negotiations..........................................   33

ARTICLE VI - PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB..............   33

     Section 6.1 Advice of Changes...........................................   33
     Section 6.2 Reservation of Acquiror Common Stock........................   33
     Section 6.3 Satisfaction of Conditions Precedent........................   33
     Section 6.4 Nasdaq National Market Listing..............................   34
     Section 6.5 Stock Options...............................................   34
     Section 6.6 Registration of Shares Issued in the Merger.................   35
     Section 6.7 Procedures for Sale of Shares Under Registration Statement..   39
     Section 6.8 Certain Employee Benefit Matters............................   39
     Section 6.9 Indemnity of Target Affiliates..............................   39

ARTICLE VII - OTHER AGREEMENTS...............................................   40

     Section 7.1 Confidentiality.............................................   40

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
     Section 7.2 No Public Announcement......................................   40
     Section 7.3 Regulatory Filings; Consents; Reasonable Efforts............   40
     Section 7.4 Pooling Accounting..........................................   40
     Section 7.5 Further Assurances..........................................   40
     Section 7.6 Escrow Agreement............................................   41
     Section 7.7 FIRPTA......................................................   41
     Section 7.8 Blue Sky Laws...............................................   41
     Section 7.9 Other Filings...............................................   41
     Section 7.10 Tax Free Reorganization....................................   41

ARTICLE VIII - CONDITIONS TO MERGER..........................................   42

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger..   42
     Section 8.2 Additional Conditions to Obligations of Acquiror and Sub....   42
     Section 8.3 Additional Conditions to Obligations of Target..............   43

ARTICLE IX - TERMINATION AND AMENDMENT.......................................   44

     Section 9.1 Termination.................................................   44
     Section 9.2 Effect of Termination.......................................   44
     Section 9.3 Fees and Expenses...........................................   44

ARTICLE X - ESCROW AND INDEMNIFICATION.......................................   45

     Section 10.1 Indemnification............................................   45
     Section 10.2 Escrow Fund................................................   45
     Section 10.3 Damage Threshold...........................................   46
     Section 10.4 Escrow Periods.............................................   46
     Section 10.5 Claims Upon Escrow Fund....................................   46
     Section 10.6 Valuation..................................................   47
     Section 10.7 Objections to Claims.......................................   47
     Section 10.8 Resolution of Conflicts....................................   47
     Section 10.9 Stockholders' Agents.......................................   48
     Section 10.10 Actions of the Stockholders' Agents.......................   49
     Section 10.11 Third-Party Claims........................................   49

ARTICLE XI - MISCELLANEOUS...................................................   51

     Section 11.1 Survival of Representations and Covenants..................   51
     Section 11.2 Notices....................................................   51
     Section 11.3 Interpretation.............................................   52
     Section 11.4 Counterparts...............................................   52
     Section 11.5 Entire Agreement; No Third Party Beneficiaries.............   52
     Section 11.6 Governing Law..............................................   53
     Section 11.7 Assignment.................................................   53
     Section 11.8 Amendment..................................................   53

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
     Section 11.9 Extension; Waiver..........................................   53
     Section 11.10 Specific Performance......................................   53

EXHIBITS
--------

EXHIBIT A - EMPLOYMENT AGREEMENT
EXHIBIT B - NONCOMPETITION AGREEMENT
EXHIBIT C - AFFILIATE AGREEMENT
EXHIBIT D - ESCROW AGREEMENT
EXHIBIT E - INVESTMENT REPRESENTATION LETTER
EXHIBIT F - SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET
EXHIBIT G - SUBJECT MATTER OF OPINION OF COUNSEL TO ACQUIROR

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER dated as of March 3, 1999 (this "Agreement"), is entered into by and among Applied Micro Circuits Corporation, a Delaware corporation ("Acquiror"), Wiley Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Sub"), and Cimaron Communications Corporation, a Delaware corporation ("Target").

                                   RECITALS:
                                   --------

     A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and the respective stockholders that Acquiror and Target combine in order to advance the long-term business interests of Acquiror and Target;

     B. The combination of Acquiror and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Acquiror and the stockholders of Target will become stockholders of Acquiror (the "Merger");

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     D. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction;

     E. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain employees of Target who are also stockholders of Target, including Ram Sudireddy, Gary Martin, Charles Waite, Shahrukh Merchant, Christos Skalkos and Kathy Bechtel have, concurrently with the execution of this Agreement executed and delivered Employment Agreements in the form attached hereto as Exhibit A and Noncompetition Agreements in the form
                        ---------
attached hereto as Exhibit B (the "Noncompetition Agreements"), which agreements
                   ---------
shall only become effective at the Effective Time (as defined in Section 1.1 below).

     F. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain stockholders of Target have executed and delivered to Acquiror Affiliates Agreements in the form attached hereto as Exhibit C (the "Affiliates Agreements").
---------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

     Section 1.1  Effective Time of the Merger.  Subject to the provisions of
                  ----------------------------
this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware Corporations Code ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.2  Closing.  The closing of the Merger (the "Closing") will take
                  -------
place at 10:00 a.m., California time, on March 17, 1999, or such later as is agreed by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by Acquiror and Target.

     Section 1.3  Effects of the Merger.
                  ---------------------

          (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "Constituent Corporations" and Target following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) subject to Section 6.9 of this Agreement, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation and (iii) subject to Section 6.9 of this Agreement, the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4  Directors and Officers.  The directors of Sub immediately
                  ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                            CONVERSION OF SECURITIES
                            ------------------------

     Section 2.1  Conversion of Capital Stock.  At the Effective Time, by virtue
                  ---------------------------
of the Merger and without any action on the part of the holder of any shares of Common Stock, $0.001 par value, or Series A Preferred Stock, $0.001 par value, of Target ("Target Common Stock") or capital stock of Sub:

          (a) Capital Stock of Sub.  Each issued and outstanding share of the
              --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

          (b) Cancellation of Acquiror-Owned and Target-Owned Stock.  Any shares
              -----------------------------------------------------
of Target Common Stock or Preferred Stock that are owned by Acquiror, Sub, Target or any other direct or indirect wholly-owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

          (c)  Exchange Ratio.
               --------------

               (i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock and each issued and outstanding share of Target Series A Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall be converted into the right to receive a fraction of a fully paid and nonassessable share of Acquiror Common Stock (as defined in Section 4.2) equal to the "Exchange Ratio" as defined in and determined in accordance with the provisions of this Section 2.1(c). All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock and any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest.

               (ii) The "Exchange Ratio" for the conversion of the Target Common Stock and Series A Preferred Stock shall be calculated by dividing (x) 3,000,000 by (y) the sum of (A) the total number of shares of Target Common Stock issued and outstanding and issuable upon conversion of Target Preferred Stock issued and outstanding at the Effective Time, plus (B) the total number of shares of Target Common Stock
                    ----
issuable on a "net exercise basis," assuming exercise of all Target Options (as defined in Section 2.1(d)) outstanding at the Effective Time, whether vested or unvested, plus (C) the total number of shares of committed but unissued or
          ----
unpriced Target capital stock or options or other rights to purchase or acquire Target capital stock, if any.

                 (iii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted. The Exchange Ratio shall not change as a result of fluctuations in the market price of Acquiror Common Stock between the date of this Agreement and the Effective Time.

          (d) Target Stock Options.  At the Effective Time, all then outstanding
              --------------------
options, whether vested or unvested, ("Target Options") to purchase Target Common Stock issued under Target's 1998 Stock Incentive Plan (the "Target Stock Plan") that by their terms survive the Closing will be assumed by Acquiror in accordance with Section 6.5. All of the Target Options issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) attached hereto. An updated Schedule 2.1(d) of Target Options shall be delivered by Target to Acquiror on the Closing Date.

          (e) Restricted Shares.  Shares of Target Common Stock or Target
              -----------------
Preferred Stock which are subject to repurchase by Target in the event the holder thereof ceases to be employed by Target ("Target Restricted Shares") shall be converted into Acquiror Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by Target or Acquiror pursuant to the existing agreements in effect on the date of this Agreement. Holders of the Target Restricted Shares are identified on Schedule 2.2(e) together with the vesting schedules associated with such shares.

     Section 2.2  Escrow Agreement.  At the Effective Time or such later time as
                  ----------------
determined in accordance with Section 2.3(b), Acquiror will deposit in escrow certificates representing ten percent of the shares of Acquiror Common Stock issued or issuable in the merger in exchange for the stock of Target. Such shares shall be held in escrow on behalf of the persons who are the holders of Target Common Stock in the Merger immediately prior to the Effective Time (the "Former Target Stockholders"), on a pro rata basis, in accordance with each such Former Target Stockholders' percentage ownership ("Pro Rata Portion") of Target Common Stock immediately prior to the Merger (assuming conversion of all Target Preferred Stock to Target Common Stock). Such shares (the "Escrow Shares") shall be held as security for the Former Target Stockholders' indemnification obligations under Article X and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.6.

     Section 2.3  Dissenting Shares.
                  -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock or Target Preferred Stock held by a holder who has exercised, or who still has the right to exercise, such holder's dissenter's rights in accordance with Section 262 of Delaware Law ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Section 262 of Delaware Law.

          (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock or Target Preferred Stock who does not vote in favor of the Merger Agreement or who demands his dissenter's rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock and payment for fractional shares as provided in Section 2.1(c) and 2.6, without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or
                          --------
loses his right to receive payment for the fair market value of such shares after the Effective Time, then, at such time Acquiror will deposit in escrow certificates representing 10% of the shares of Acquiror Common Stock which such holder would otherwise be entitled to receive.

          (c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Section 262 of Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Target and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter's rights under Delaware Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for dissenter's rights with respect to Target Common Stock or Target Preferred Stock or offer to settle or settle any such demands.

     Section 2.4  Exchange of Certificates.
                  ------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of Target Common Stock or Target Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, an exchange agent to be appointed by Acquiror), and receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock (other than the Escrow Shares) into which the Target Common Stock or Target Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal, which (along with appropriate instructions) shall be sent by Acquiror's Transfer Agent to the Former Target Stockholders promptly following the Closing

Date. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock or Target Preferred Stock have been converted but shall, subject to applicable dissenter's rights under applicable law and Section 2.3, have no other rights. Subject to dissenter's rights under applicable law and Section 2.3, from and after the Effective Time, the holders of shares of Target Common Stock or Target Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Common Stock or Target Preferred Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock or Target Preferred Stock outstanding immediately prior to the Effective Time.

          (b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Common Stock or Target Preferred Stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of Article II of the Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.5  Distributions with Respect to Unexchanged Shares.  No
                  ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock.

     Section 2.6  No Fractional Shares.  No certificate or scrip representing
                  --------------------
fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock or Target Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the closing price of Acquiror Common Stock on the date of the Effective Time (the "Closing Stock Price").

     Section2.7  Tax and Accounting Consequences.
                 -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.
The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

     Target represents and warrants to Acquiror and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror on or before the date of this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     Section 3.1  Organization of Target.  Target is a corporation duly
                  ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed is reasonably likely to result in a material adverse effect on the business, as presently conducted, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results of operations (a "Material Adverse Effect") of Target. The Target

Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2  Target Capital Structure.
                  ------------------------

          (a) The authorized capital stock of Target consists of 10,000,000 shares of Target Common Stock and 5,000,000 shares of Target Preferred Stock, of which 4,467,200 shares are designated as Series A Preferred Stock. As of the date of this Agreement, there are: (i) 2,863,176 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 2,130,878 of which are subject to repurchase rights under the Target Stock Plan or related agreements as described in the Target Disclosure Schedule; (ii) 4,452,200 shares of Series A Preferred Stock issued and outstanding (collectively, the "Target Preferred Stock"), all of which are validly issued, fully paid and nonassessable, and all of which are convertible into Target Common Stock on a one share for one share basis; (iii) 4,452,200 shares of Target Common Stock reserved for future issuance upon conversion of the Target Preferred Stock; (iv) 233,398 shares of Target Common Stock reserved for future issuance pursuant to Target Options granted and outstanding under the Target Stock Plan; and (v) 945,012 shares of Target Common Stock available and reserved for issuance upon exercise of options or pursuant to awards to be granted in the future under the Target Stock Plan. The issued and outstanding shares of Target Common Stock and Target Preferred Stock are held of record by the stockholders of Target as set forth and identified in the stockholder list attached as Schedule 3.2(a) to the Target Disclosure Schedule. The issued and outstanding Target Options are held of record by the option holders as set forth and identified in the option holder list provided to Acquiror or its representatives. All shares of Target Common Stock and Target Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. All shares of Target Common Stock issuable upon the exercise of Target Options, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as otherwise set forth in Schedule 3.2(a), none of the issued and outstanding shares of Target Common Stock are subject to contractual rights to repurchase upon the termination of the employment or consulting services of the holder thereof with Target or its affiliates. All outstanding shares of Target Common Stock and Target Preferred Stock and outstanding Target Options (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. Except for the redemption rights of the Target Preferred Stock provided for in the Certificate of Incorporation, there are no obligations, contingent or otherwise, of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock or Target Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes, if any, permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Acquiror on the Closing Date.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or (except as set forth in the stock restriction agreements, stock option agreements and the Investor Rights Agreements listed in Schedule 3.2) obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Target is not in discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a))or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

          (c) All Target Options have been issued in accordance with the terms of the Target Stock Plan and pursuant to the standard forms of option agreement previously provided to Acquiror or its representatives. Except as set forth in
Schedule 3.2, neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents nor any action taken by Target in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Target Option; (ii) any acceleration of vesting in favor of any stockholder under the Target Stock Plan whose shares are subject to a right of repurchase on behalf of the Company; (iii) any additional benefits for any optionee under any Target Option; or (iv) the inability of Acquiror or Target after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option assumed by Acquiror or any stock awards under the Target Stock Plan, including, without limitation, the right to repurchase an optionee's or stockholder's unvested shares on termination of such optionee's or stockholder's employment. The assumption by Acquiror of Target Options in accordance with Section 6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) and (ii) constitute a breach of the Target Stock Plan or any agreement entered into pursuant to such plan.

     Section 3.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery by Target of this Agreement and such Transaction Documents and the consummation by Target of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, including the approval of the Merger by Target's stockholders under the provisions of Delaware Law and Target's Certificate of Incorporation. This Agreement has been and such

Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party when executed and delivered by Target will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger, the Escrow Agreement, the Investment Representation Letter (as defined in Section 8.2(c)), the Affiliates Agreements, the Employment Agreements and the Noncompetition Agreements.

          (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not and the consummation by Target of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Target.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or of any other Transaction Document to which it is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document or the continuation of the business activities of Target following consummation of the Merger without a Material Adverse Change (as defined in Section 3.6(a)), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.
                  --------------------------------------------------------

          (a) Target has delivered to Acquiror copies of Target's draft audited balance sheet as of December 31, 1998 (the "Most Recent Balance Sheet") and draft audited statements of operations, stockholders' equity and cash flow for the period since inception then-ended (collectively, with the Most Recent Balance Sheet, the "Target Financial Statements").

          (b) The Target Financial Statements are complete and in accordance with the books and records of Target and present fairly in all material respects the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The reserves, if any, reflected on the Target Financial Statements are believed by management to be adequate in light of the contingencies with respect to which they were made.

          (c) Target has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business (except for liabilities or obligations incurred in connection with the transaction contemplated by this Agreement), and are usual and normal in amount and do not exceed $50,000 individually or $250,000 in aggregate.

     Section 3.5  Tax Matters.
                  -----------

          (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

              (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Target have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (d) Acquiror has been furnished by Target with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target. Target does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Acquiror.

          (e) The Returns of or including Target have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Target's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

          (f) Target is not, nor has it ever been, a party to any tax sharing agreement.

          (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.
Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

     Section 3.6  Absence of Certain Changes or Events.  Since December 31,
                  ------------------------------------
1998, Target has not:

          (a) suffered any material adverse change in its business, as presently conducted, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results of operations ("Material Adverse Change").

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

          (e) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (f) sold, leased, abandoned or otherwise disposed of any real property or any material machinery, equipment or other operating property;

          (g) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset, except as set forth in Schedule 3.6 or 3.11;

          (h) permitted or allowed any of its property or assets to be subjected to any mortgage, deed o trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

          (i) made any capital expenditure or commitment individually in excess of $20,000 or in the aggregate in excess of $50,000;

          (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or stockholders or any affiliate or associate of any of the foregoing (except in the case of salaries in the ordinary course of business);

          (k) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

          (l) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a material breach of any of the representations contained in this Agreement.

     Section 3.7  Title and Related Matters.  Target has good and marketable
                  -------------------------
title to all the properties, interests in properties and assets, real and personal, used in or necessary for the operation of the business of Target, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The equipment of Target used in the operation of its business is, taken as a whole,
(i) adequate for the business conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All real or personal property leases to which Target is a party are valid, binding, enforceable and effective in accordance with their respective terms. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all personal property leased or owned with an individual net book value in excess of $20,000 and real property leased or owned by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to Acquiror or its representatives.

     Section 3.8  Proprietary Rights.
                  ------------------

          (a) Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents and patent rights and applications therefor, copyrights, technology, maskworks, software, software tools, know-how, processes, inventions, ideas, algorithms, trade secrets, trademarks, service marks and trade names and all applications and registrations therefor, Internet domain names and applications therefor, net lists, schematics, inventory, ideas, algorithms and other proprietary rights used in or necessary for the conduct of Target's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of any product or technology which has been or is being marketed, distributed, licensed, used or sold by Target or currently is under development by Target (collectively, the "Target Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "Target Proprietary Rights"). In addition, Target is not aware of any legal restrictions or impediments that would prevent Target from conducting its business as proposed to be conducted. The Target Disclosure Schedule contains an accurate and complete (i) description of all patents and patent applications, trademarks and service marks (with separate listings of registered copyrights and unregistered trademarks and service marks), trade names, Internet domain names and registered and maskwork in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications and registrations therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any patents, patent rights, copyrights, trade secrets, software, inventions, ideas, designs, information, data, algorithms, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to license, use, market, distribute or incorporate in Target Products , excluding commercially available "off-the-shelf" software (such patents, patent rights, copyrights, trade secrets, software, inventions, ideas, designs, information, data, algorithms, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology"). All of Target's patents, patent rights, copyrights, maskworks, trademark, trade name or Internet domain name registrations covering the Target Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Target (and Target is not aware of a valid basis for any claims which could be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's use, possession, manufacture, license, sale or distribution of Target Products or challenging the Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity thereof, or of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement, exploitation, licensing and use by Target of any of the Target Products. None of the Target Products nor the license and use or exploitation of any Target Proprietary Rights in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, patent right, trade secret, copyright, maskwork, trademark or trade name. Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

          (b) Except as set forth in the Target Disclosure Schedule, Target has not granted any third party any right to manufacture, reproduce, license, use, distribute, market or exploit any of the Target Products or Target Proprietary Rights or any adaptations, translations, or derivative works based on the Target
Products or Target Proprietary Rights or any portion thereof.   Except with
respect to the rights of third parties to the Third Party Technology, no third party has any express right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Target Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (c) All material designs, drawings, specifications, net lists, schematics, designs, maskworks, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information which form part of any of the Target Products at any stage of their development (the "Target Components") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Acquiror. Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Products and Target Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

          (d) To Target's knowledge, no employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target's knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of the Target Products or the Target Proprietary Rights.

          (e) Each person presently or previously employed by Target (including independent contractors, if any) with access authorized by Target to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Acquiror or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Target and such person, enforceable in accordance with their respective terms.

          (f) No product liability or warranty claims have been communicated in writing to or threatened against Target.

          (g) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Except pursuant to the agreements listed in Schedule 3.8, Target has not entered into any agreement to indemnify any other person against any charge of infringement of any third party intellectual property rights.

          (h) Target has used all commercially reasonable efforts customary in the industry to protect and preserve the confidentiality and proprietary nature of all source code, net lists, schematics, masks, trade secrets and other confidential information ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

     Section 3.9  Employee Benefit Plans.
                  ----------------------

          (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "Target Employee Plans").

          (b) Target has delivered to or made available to Acquiror or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Affect on Target, (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Target, and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or
Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan except as would not give rise, in the aggregate, to a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target.

          (e) Except as set forth in the Target Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10  Bank Accounts.  The Target Disclosure Schedule sets forth the
                   -------------
names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  Contracts.
                   ---------

          (a) Except as set forth on the Target Disclosure Schedule:

                  (i) Target has no agreements, contracts or commitments that provide for the sale, licensing, transfer, assignment, distribution, marketing, promotion or resale by Target of any Target Products or Target Proprietary Rights, nor has Target granted any license of any Target trademarks or servicemarks.

                  (ii)  Target has no Third Party Licenses.

                  (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target (including, without limitation, any advertising or revenue sharing arrangement) individually in excess of $20,000.

                  (iv) Target has no outstanding sales or advertising contract, commitment or proposal that Target currently expects to result in any loss to Target upon completion or performance thereof.

                  (v) Target has no outstanding agreements, contracts or commitments to employ, engage or utilize officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Target "at will" and without liability, penalty or premium.

                  (vi) Target has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

                  (vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

                  (viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

                  (ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

                  (x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

                  (xi) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

                  (xii) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

     True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) (the "Material Contracts") have been provided to Acquiror or its representatives.

          (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms. No party to any such Material Contract has notified Target that it intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Target is not in material default under or in material breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of material default by Target under, or material breach or violation by Target of, any Material Contract. To Target's knowledge, no other party is in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by any other party under or any material breach or violation by any other party of, any Material Contract.

          (d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that would require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

     Section 3.12  Orders, Commitments and Returns.  All accepted advertising
                   -------------------------------
arrangements entered into by Target for, and all material agreements, contracts, or commitments for the purchase of supplies by Target, were made in the ordinary course of business. To the knowledge of Target, no outstanding purchase or outstanding lease commitment of Target is in excess of the normal, ordinary and usual requirements of its business or was made at any price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or contains terms and conditions materially more onerous to Target than those usual and customary in the industry. There are no oral contracts or arrangements for the sale of advertising or any other product or service by Target.

     Section 3.13  Compliance With Law.  Target and the operation of its
                   -------------------
business are in compliance in all material respects with all applicable laws and regulations. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

     Section 3.14  Labor Difficulties; No Discrimination.
                   -------------------------------------

          (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty.

          (b) There is and has not been any claim against Target, or to Target's knowledge, threatened against Target, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, nor to the knowledge of Target, is there any basis for any such claim.

          (c) There are no pending claims against Target or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any monetary material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and any of their respective employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.15  Trade Regulation. All of the prices charged by Target in
                   ----------------
connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     Section 3.16  Insider Transactions.  To the knowledge of Target, no
                   --------------------
affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of Target has any interest in any equipment or other property, real or personal, tangible or intangible, including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; provided, however, that no such Affiliate or other person shall
                 --------  -------
be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     Section 3.17  Employees, Independent Contractors and Consultants.  The
                   --------------------------------------------------
Target Disclosure Schedule lists and describes all past and all currently effective written or, to Target's knowledge, oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to or made available to Acquiror or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Target.

     Section 3.18  Insurance.   The fire, liability and other insurance policies
                   ---------
held by Target are of the type and in amounts which are customary and adequate for a company of its nature and size. The Target Disclosure Schedule contains a list of all claims made by Target under such policies. To the knowledge of Target, Target has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds in all material respects. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.19  Litigation. There is no private or governmental action, suit,
                   ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its respective directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could form a valid basis for a claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 3.20  Governmental Authorizations and Regulations. Target has
                   -------------------------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect, except where the failure to obtain or have any such Target authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.21  Subsidiaries.  Target has no subsidiaries.  Target does not
                   ------------
own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     Section 3.22  Compliance with Environmental Requirements.  Target has
                   ------------------------------------------
obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain or have any such Target authorizations could not reasonably be expected to have a Material Adverse Effect on Target. Target is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. Target is not aware of, nor has Target received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form a valid basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

     Section 3.23  Corporate Documents.  Target has furnished to Acquiror or its
                   -------------------
representatives copies of: (a) its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     Section 3.24  No Brokers.  Neither Target nor, to Target's knowledge, any
                   ----------
Target stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.25  Pooling of Interests.  To Target's knowledge, neither Target
                   --------------------
nor any of its Affiliates has, through the date of this Agreement, taken or agreed to take any action which would prevent Acquiror from accounting for the business combination to be effected by the Merger as a pooling of interests.

     Section 3.26  Customers and Suppliers.  No customer which individually
                   -----------------------
accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 1998 decreased materially its services or supplies to Target in the case of any such supplier, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier or Target.

     Section 3.27  Target Action.  The Board of Directors of Target, by
                   -------------
unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Target and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Target stockholders for their approval and resolved to recommend that Target stockholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.28  Offers.  Target has suspended or terminated, and has the
                   ------
legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

     Section 3.29  Information Statement.  The information supplied by Target
                   ---------------------
for inclusion in the information statement to be sent to the stockholders of Target in connection with the notice required under Section 228(d) and Section 262(d)(2) of Delaware Law of Target (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to Target stockholders contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by or relating to Acquiror or Sub which is contained in any of the foregoing documents.

     Section 3.30  Accounts Receivable.  Subject to any reserves set forth in
                   -------------------
the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Most Recent Balance Sheet is in the judgment of Target's management sufficient to provide for any losses which may be sustained on realization of the receivables.

     Section 3.31  Year 2000 Compliance.  Except as would not reasonably be
                   --------------------
expected to have a Material Adverse Effect on Target, all of Target's Information Technology (as defined below) effectively addresses the Year 2000 issue and will not cause an interruption in the ongoing operations of Target's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by Target in the conduct of its business, or purchased by Target from third party suppliers.

     Section 3.32  Disclosure.  No statements by Target contained in this
                   ----------
Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits (when read together with all such other statements) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB
               --------------------------------------------------

     Acquiror and Sub represent and warrant to Target and the Former Target Stockholders that, the statements contained in this Article IV are true and correct.

     Section 4.1  Organization of Acquiror and Sub.  Each of Acquiror and its
                  --------------------------------
subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Acquiror.

     Section 4.2  Acquiror Capital Structure.  The authorized capital stock of
                  --------------------------
Acquiror consists of 60,000,000 shares of Common Stock, par value of $0.01 per share ("Acquiror Common Stock") and 3,000,000 shares of Preferred Stock, par value $0.01 per share ("Acquiror Preferred Stock"), of which there were issued and outstanding as of the close of business on December 31, 1998, 23,362,772 shares of Acquiror Common Stock and no shares of Acquiror Preferred Stock.
There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after December 31, 1998 under Acquiror's 1997 Employee Stock Purchase Plan and the Acquiror's 1998 Employee Stock Purchase Plan (collectively, the "ESPP") or upon the exercise of options issued under Acquiror's 1982 Employee Incentive Stock Option Plan, 1992 Stock Option Plan or 1997 Director Stock Option Plan. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on December 31, 1998, Acquiror has reserved an aggregate of 2,485,959 shares of Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Acquiror Common Stock issued under the Acquiror stock option plans and an aggregate of 0 shares of Common Stock for issuance upon exercise of outstanding warrants.
Other than as contemplated by this Agreement or under the ESPP, and except as described in this Section 4.2, there are no other options, warrants, calls, rights, commitments or agreements to which Acquiror or Sub is a party or by which either of them is bound obligating Acquiror or Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Sub or obligating Acquiror or Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger (including shares of Acquiror Common Stock issued upon exercise of Target Options assumed by Acquiror) have been reserved for issuance and will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub is a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party when executed and delivered by Acquiror or Sub will constitute, the valid and binding obligation of Acquiror or Sub, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (b) The execution and delivery by Acquiror or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Acquiror or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror or Sub in connection with the execution and delivery of this Agreement or the Transaction Documents to which it is or will become a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole.

     Section 4.4  Commission Filings; Financial Statements.
                  ----------------------------------------

          (a) Acquiror has filed with the Commission and made available to Target or its representatives all forms, reports and documents required to be filed by Acquiror with the Commission since March 31, 1998 (collectively, the "Acquiror Commission Reports"). The Acquiror Commission Reports constitute all of the documents required to be filed by the Acquiror under Section 13 or 14 of the Exchange Act with the Commission since March 31, 1998. The Acquiror Commission Reports (i) at the time filed, (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror Commission Reports or necessary in order to make the statements in such Acquiror Commission Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Acquiror Commission Reports, including any Acquiror Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Acquiror and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5  Absence of Certain Changes or Events.  Except as otherwise
                  ------------------------------------
disclosed in the Acquiror Commission Reports, since March 31, 1998, Acquiror and its subsidiaries have conducted their business in the ordinary course and, since such date, there has not been (i) any Material Adverse Change with respect to Acquiror any of its subsidiaries, taken as a whole (other than any change in the business of Acquiror occurring as a result of the execution or announcement of this Agreement and provided that changes in the trading prices of Acquiror Common Stock shall not constitute a change with respect to Acquiror); or (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Acquiror or any of its subsidiaries having a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole.

     Section 4.6  Compliance with Laws.  Acquiror has complied with, is not in
                  --------------------
violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole.

     Section 4.7   Pooling of Interests.  To its knowledge, neither Acquiror
                   --------------------
nor any of its affiliates has taken or agreed to take any action which would prevent Acquiror from accounting for the business combination to be effected by the Merger as a pooling of interests.

     Section 4.8   Interim Operations of Sub.  Sub was formed solely for the
                   -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.9   Disclosure.  No statements by Acquiror contained in this
                   ----------
Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Acquiror or Sub to Target under this Agreement contain any untrue statement of material fact or omits (when read together with all such other statements) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     Section 4.10  Stockholders Consent.  No consent or approval of the
                   --------------------
shareholders of Acquiror is required or necessary for Acquiror to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

     Section 4.11  Litigation.  Except as otherwise disclosed in the Acquiror
                   ----------
Commission Reports, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its properties or any of its officers or directors (in their capacities as such), which, if determined adversely to Acquiror, would have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, and (ii) there is no judgment, decree or order against Acquiror, or, to the knowledge of Acquiror, any of its respective directors or officers (in their capacities as such) relating to the business of Acquiror, the presence of which would have Material Adverse Effect with respect to Acquiror and its subsidiaries, taken as a whole. To Acquiror's knowledge, no circumstances exist that could form a valid basis for a claim against Acquiror as a result of the conduct of Acquiror's business (including, without limitation, any claim of infringement of any intellectual property right) that would have a Material Adverse Effect with respect to Acquiror.

                                   ARTICLE V

                        PRECLOSING COVENANTS OF TARGET
                        ------------------------------

     During the period from the date of this Agreement until the Effective Time, Target covenants and agrees as follows:

     Section 5.1   Notice to Target Stockholders.  Prior to the Effective Time,
                   -----------------------------
Target will send to all stockholders who have not consented to the Merger Agreement the notice required under Section 228(d) and Section 262(d)(2) of Delaware Law, along with the Information Statement. The notice and the Information Statement shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

     Section 5.2   Advice of Changes.  Target will promptly advise Acquiror in
                   -----------------
writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 5.3   Operation of Business.  During the period from the date of
                   ---------------------
this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that Acquiror shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Acquiror:

          (a) Accelerate, amend or change the period of exercisability or the vesting schedule of options or restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any Target Option or any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (c) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options or pursuant to other commitments that are outstanding on the date of this Agreement and set forth in
Schedule 3.2 or (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock or (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (e) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business;

          (f) Except as set forth in Section 3.6 of the Disclosure Schedule, (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (i) Amend or propose to amend its Certificate of Incorporation or Bylaws;

          (j) Incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $15,000 as to any individual matter;

          (k) Lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target) except for Software License Agreements and Software Development Agreements entered into in the ordinary course of business.

          (1) Enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

          (m) Fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (n)      Change accounting methods;

          (o) Amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (p) Loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (q) Waive or release any material right or claim, except in the ordinary course of business;

          (r) Make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other similar action or omission would have the effect of increasing the Tax liability of Target or Acquiror;

          (s) Take any action, or fail to take any action, that would cause there to be a Material Adverse Change with respect to Target;

          (t) Enter into any agreement in which the obligation of Target exceeds $25,000 or shall not terminate or be subject to termination for convenience within 180 days following execution;

          (u) Enter into any agreement not in the ordinary course of business (including without limitation any material licenses, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond six months of the date of this Agreement); or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (u) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.4   Access to Information.  Until the Closing, Target shall
                   ---------------------
allow Acquiror and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall effect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5   Satisfaction of Conditions Precedent.  Target will use its
                   ------------------------------------
best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule 5.5 of the Target Disclosure Schedule in connection with the Merger (the "Material Consents").

     Section 5.6   Other Negotiations.  Target will not (and it will not permit
                   ------------------
any of its officers, directors, employees, agents and Affiliates on its behalf
to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any material license of Target Proprietary Rights, except for Software License Agreements and Software Development Agreements entered into in the ordinary course of business(any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement.

                                  ARTICLE VI

              PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB
              --------------------------------------------------

     Section 6.1   Advice of Changes.  Acquiror and Sub will promptly advise
                   -----------------
Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2   Reservation of Acquiror Common Stock.  Acquiror shall
                   ------------------------------------
reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation of the Merger, including shares of Acquiror Common Stock that will be issued upon exercise of Target Options assumed by Acquiror.

     Section 6.3   Satisfaction of Conditions Precedent.  Acquiror and Sub will
                   ------------------------------------
use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4   Nasdaq National Market Listing.  Acquiror shall cause the
                   ------------------------------
shares of Acquiror Common Stock issuable to the stockholders of Target in the Merger, including shares of Acquiror Common Stock issuable upon exercise of Acquiror Options, to be authorized for listing on the Nasdaq National Market prior to the Closing.

     Section 6.5   Stock Options.
                   -------------

          (a) At the Effective Time, each outstanding Target Option under the Target Option Plan, whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option (a "Acquiror Option") to acquire, on the same terms and conditions as were applicable under the Target Option, the same number of shares of Acquiror Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Acquiror Option in accordance with the foregoing; provided, however, that,
                                                       --------  -------
in the case of any Target Option to which Section 422 of the Code applies ("Incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. The term, exercisability, vesting schedule, acceleration events, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the option shall otherwise remain unchanged.

          (b) As soon as practicable after the Effective Time, Acquiror shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 after giving effect to the Merger). Acquiror shall comply with the terms of the Target Option Plan and use best efforts to ensure, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time.

          (c) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section 6.5. As soon as practicable after the Effective Time and in any event no later than 10 business days after the Closing Date, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Acquiror Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     Section 6.6   Registration of Shares Issued in the Merger.
                   -------------------------------------------

          (a)      Registrable Shares. For purposes of this Agreement,
                   ------------------
"Registrable Shares" shall mean the shares of Acquiror Common Stock issued in the Merger, including any and all Escrow Shares, but excluding shares of Acquiror Common Stock issued in the Merger that have been sold or otherwise transferred without the consent of Acquiror (which shall not be unreasonably withheld) by the stockholders of Target who initially received such shares in the Merger prior to the effective date of the Registration Statement (as defined below) (collectively, the "Holders") and excluding shares of Acquiror Common Stock issuable upon exercise of Target Options (the issuance of which will be registered on Form S-8); provided however, that a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, stockholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 6.6 and such underlying beneficial owners shall be entitled to the same rights under this Section 6.6 as the initial Holder from which the Registrable Shares were received and shall be deemed Holders for the purposes of this Section 6.6.

          (b)     Public Announcement of Combined Financial Results. In the
                  -------------------------------------------------
event that the Effective Time occurs after March 1, 1999 but prior to March 18, 1999, the Acquiror shall use its best efforts to publicly announce the combined financial results of Target and Acquiror for the 30-day period following the Closing by April 22, 1999. In the event that the Effective Time occurs after March 18, 1999, the Acquiror will use its best efforts to publicly announce the combined financial results of Target and Acquiror for the 30-day period following the Closing within 45 days of the Effective Time.

          (c)      Required Registration. Acquiror shall use its best efforts to
                   ---------------------
prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form that Acquiror is eligible to use) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") and to effect all such registrations, qualifications and compliances in connection therewith (including, without limitation, filing any Exchange Act reports or Financial Statements with the Commission and obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the public sale of Registrable Shares (provided however that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), in each case so that such Registration Statement and all other such registrations, qualifications and compliances may become effective no later than 30 days after the Closing Date, or as soon as practicable thereafter in the event such Registration Statement becomes subject to review by the Commission Staff.

          (d)   Effectiveness; Suspension Right.
                -------------------------------

                (i) Acquiror will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances for one (1) year from the Closing Date (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                (ii) Following the date on which the Registration Statement is first declared effective and subject to the restrictions set forth in the Affiliates Agreements, the Holders will be permitted (subject in all cases to Section 6.7 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.


                (iii) Notwithstanding any other provision of this Section 6.6, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for such period of time (but not to exceed sixty (60) days) as, in the reasonable judgment of Acquiror after consultation with counsel there is material undisclosed information or events with respect to Acquiror (the "Suspension Right"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Acquiror will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension. Notwithstanding the foregoing, Acquiror will not exercise its Suspension Right so as to suspend open market offers and sales of Registrable Securities for a total of more than 60 days in any fiscal quarter.

          (e)   Expenses. Acquiror shall bear all costs and expenses for
                --------
purposes of this Section 6.6, including, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), reasonable legal fees and disbursements of counsel for Acquiror and one counsel for the selling Holders (up to $5,000), "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of other counsel for the selling Holders.

          (f)   Indemnification.
                ---------------

                (i) To the extent permitted by law, Acquiror will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder, its officers, directors, stockholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 6.6(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder as of the date of such sale.

                (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.6(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.6(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this
Section 6.6(e)(ii) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

                (iii)   Each person entitled to indemnification under this
Section 6.6(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the
                                              --------
Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure
                                             -------- -------
of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (iv) To the extent that the indemnification provided for in this Section 6.6(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (g)   Current Public Information.  Until the earlier of the second
                --------------------------
anniversary of the Closing Date (or, if any Holder is an affiliate of Acquiror, the third anniversary of the Closing Date) or the date all shares of Acquiror Common Stock subject to this Section 6.6 have been sold, Acquiror will timely file all reports required to be filed by it under the Exchange Act, and the rules and regulations adopted by the Commission thereunder, all to the extent required to enable such Holders to sell their shares pursuant to Rule 144 and the Registration Statement. Upon written request, Acquiror will deliver to such Holders a written statement as to whether it has complied with such requirements.

     6.7  Procedures for Sale of Shares Under Registration Statement.
          ----------------------------------------------------------

          (a)     Delivery of Prospectus.  For any offer or sale of any of the
                  ----------------------
Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Acquiror covering the Registrable Shares in the form furnished to the Holder by Acquiror to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

          (b)     Copies of Prospectuses. Acquiror shall, within two (2) trading
                  ----------------------
days following the request, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     Section 6.8  Certain Employee Benefit Matters.  From and after the
                  --------------------------------
Effective Time, employees of Target at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employees than those provided from time to time by Acquiror to similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of Acquiror, such employee shall be given credit for all service prior to the Effective Time with Target to the extent permissible under such plan, program, policy or arrangement. All Target Options assumed by Acquiror at the Effective Time pursuant to the terms of Section 6.5(a) shall remain outstanding following the Effective on the same terms and conditions as prior to the Effective Time, subject to the adjustments contemplated by such Section 6.5. Employees of Target as of the Effective Time shall be permitted to participate in the ESPP commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility and other provisions of such plan.

     Section 6.9  Indemnity of Target Affiliates.
                  ------------------------------

          (a) Acquiror shall not, for a period of there years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of Target for the benefit of any individual who served as a director or officer of Target at any time prior to the Effective Time (the "Indemnified Executives"), except for any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

          (b) From and after the Effective Time, Acquiror agrees to indemnify and hold harmless each Indemnified Executive against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and Acquiror shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

                                  ARTICLE VII

                               OTHER AGREEMENTS
                               ----------------

     Section 7.1  Confidentiality.  Each party acknowledges Acquiror and
                  ---------------
Target have previously executed a Mutual Non-Disclosure Agreement dated November 3, 1998 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2  No Public Announcement.  The parties have agreed upon the
                  ----------------------
form and substances of a joint press release announcing the consummation of the Merger, which shall be issued at a time and in a manner mutually agreed upon. Other than such joint press release, the parties shall make no public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger;

provided, however, that either of the parties, but only after reasonable
--------  -------
consultation with the other, may make disclosure if required under applicable law.

     Section 7.3  Regulatory Filings; Consents; Reasonable Efforts.  Subject
                  ------------------------------------------------
to the terms and conditions of this Agreement, Target and Acquiror shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.4  Pooling Accounting.  Target and Acquiror shall each use its
                  ------------------
best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Neither Target nor Acquiror shall take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests.

     Section 7.5  Further Assurances.  Prior to and following the Closing,
                  ------------------
each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 7.6   Escrow Agreement.  On or before the Effective Date, Acquiror
                   ----------------
shall, and the parties hereto shall exercise their best efforts to cause the Escrow Agent (as defined in Section 10.2) and the Stockholders' Agents (as defined in Section 10.9) to enter into an Escrow Agreement in the form attached hereto as Exhibit D.
          ---------

     Section 7.7   FIRPTA.  Target shall, prior to the Closing Date, provide
                   ------
Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.8   Blue Sky Laws.  Acquiror shall take such steps as may be
                   -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     Section 7.9   Other Filings.  As promptly as practicable after the date of
                   -------------
this Agreement, Target and Acquiror will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Other Filing, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Target, such amendment or supplement.

     Section 7.10  Tax Free Reorganization.  No party shall take any action
                   -----------------------
either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

                                 ARTICLE VIII

                             CONDITIONS TO MERGER
                             --------------------

     Section 8.1   Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)      No Injunctions or Restraints; Illegality.  No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (b)      Nasdaq. The shares of Acquiror Common Stock to be issued in
                   ------
the Merger (including pursuant to the assumption of Target Options) shall have been approved for quotation on the Nasdaq National Market.

     Section 8.2   Additional Conditions to Obligations of Acquiror and Sub.
                   --------------------------------------------------------
The obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

          (a)      Conversion of Preferred Stock; Dissenting Stockholders. All
                   ------------------------------------------------------
outstanding shares of Target Preferred Stock shall be convertible into shares of Target Common Stock on a one-share for one-share basis, and holders of not more than 10% of Target's issued and outstanding capital stock as of the Closing shall have elected to exercise dissenters' or appraisal rights under Delaware Law or California Law as to such shares.

          (b)      Escrow Agreement.  The Escrow Agent and Stockholders' Agents
                   ----------------
have executed and delivered to Acquiror the Escrow Agreement and such agreement shall remain in full force and effect.

          (c)      Investment Representation Letter. Each stockholder of Target
                   --------------------------------
who is not an "affiliate" of Target and who has executed a written consent in favor of the Merger shall have executed and delivered to Acquiror an Investment Representation Letter, in the form attached hereto as Exhibit E (each an
                                                      ---------
Representation Letter"), and such agreements shall remain in full force and effect.

          (d)      Ancillary Agreements.  Each of the Affiliates Agreements,
                   --------------------
Employment Agreements and Noncompetition Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

          (e)      Opinion of Target's Counsel.  Acquiror shall have received an
                   ---------------------------
opinion dated the Closing Date of Hale and Dorr LLP, counsel to Target, as to the matters in the form attached hereto as Exhibit F.
                                           ---------

          (f)      Approvals. All authorizations, consents (including the
                   ---------
Material Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained except for any the absence of which is not reasonably likely to have a Material Adverse Effect on Target (it being agreed that the absence of consents listed on Schedule 3.3 would not have a Material Adverse Effect on Target).

          (g)      Termination of Agreements.  The following agreements between
                   -------------------------
Target and certain of its stockholders shall have been terminated: (i) the Investor Rights Agreement dated January 15, 1998 among Target and certain stockholders of Target other than Article VI thereof, and (ii) Series A Convertible Preferred Stock Purchase Agreement.

          (h)      Board Resignations. Target shall have received written
                   ------------------
letters of resignation from each of the current members of the Target Board of Directors and from each officer of Target, in each case effective at the Effective Time.

          (i)      Pooling Letter; Audit Report.  Acquiror shall have received a
                   ----------------------------
letter from Ernst & Young LLP dated as of the Closing Date and addressed to Acquiror regarding such firm's unqualified concurrence with Acquiror's management's conclusion that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles if consummated in accordance with this Agreement. Target shall have received a letter from PricewaterhouseCoopers LLP regarding such firm's unqualified concurrence with Target's management's conclusion that Target is eligible to participate in a business combination to be accounted for as a pooling of interests and the audit report from PricewaterhouseCoopers LLP for the Target Financial Statements.

     Section 8.3   Additional Conditions to Obligations of Target.  The
                   ----------------------------------------------
obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)      Tax Opinion. Target shall have received the opinion dated the
                   -----------
Closing Date of Hale and Dorr LLP, counsel to Target, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided,
                                                                 ---------
however, that if the counsel to Target does not render such opinion, this
-------
condition shall nonetheless be deemed to be satisfied with respect to Target if Venture Law Group, A Professional Corporation, counsel to Acquiror renders such opinion to Target. In rendering such opinion, counsel for Target or Acquiror shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Sub and Target.

          (b)      Opinion of Acquiror's Counsel.  Target shall have received an
                   -----------------------------
opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Acquiror, as to the matters attached hereto as Exhibit G.
                                                          ---------

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT
                           -------------------------

     Section 9.1   Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time:

          (a)      by mutual written consent of Acquiror and Target;

          (b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

          (c) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before 11:59 p.m. (Pacific Standard Time) on March 23, 1999 (the "Deadline") by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror's failure to fulfill a condition precedent to closing or other default); or

          (d) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before the Deadline, by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default).

     Section 9.2   Effect of Termination.  In the event of termination of this
                   ---------------------
Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3   Fees and Expenses.
                   -----------------

          (a) If the Merger fails to close by the Deadline, and such failure is due to a willful breach by Acquiror or Sub or because the conditions set forth in Section 8.1(b), 8.2(b) (insofar as it relates to the Escrow Agent) or 8.2(i) (other than as a result of a failure of PricewaterhouseCoopers LLP to deliver the letter and audit report referenced in the last sentence of Section 8.2(i)) are not satisfied or waived by the relevant parties by the Deadline, then Acquiror shall pay to Target a termination fee of U.S. $6,000,000, in immediately available funds to an account in the United States specified by Target within three business days after the Deadline. Acquiror, Merger Sub and Target agree that the agreement contained in the immediately preceding sentence is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty; provided that such payment shall not deprive Target of any remedy it may have for a willful breach of this Agreement by Acquiror or Sub. Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Acquiror for completion of the Merger.

          (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its stockholders in connection with the Merger shall be deemed expenses of the stockholders of Target to the extent such fees and expenses exceed $300,000 and shall be borne by the stockholders of Target to such extent and will not become obligations of Target. Target will make arrangements for the payments of such fees acceptable to Acquiror. Any such fees and expenses in excess of $300,000 incurred by Target shall be recoverable by Acquiror from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the damage threshold as contemplated by Section 10.3.

                                   ARTICLE X

                          ESCROW AND INDEMNIFICATION
                          --------------------------

     Section 10.1  Indemnification.  From and after the Effective Time and
                   ---------------
subject to the limitations contained in Section 10.2, the Former Target Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Acquiror harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Acquiror has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Acquiror during the Escrow Period (as defined in Section 10.4 below). Such indemnification shall be Acquiror's sole and exclusive remedy for any such breach by Target, provided, however, that, in
                                                    --------  -------
addition to the Former Target Stockholders' Pro Rata Portion of the Escrow Fund, each Former Target Stockholder shall be fully liable to the Acquiror for any Damages relating to such Former Target Stockholder's willful misrepresentation or fraud in connection with the representations and warranties set forth herein and the transactions contemplated under this Agreement and in connection with the Merger without limitation. Acquiror acknowledges that, with respect to the evaluation of the Target Financial Statements for purposes of making any claim under this Section 10.1 for a breach of the representations set forth in Section 3.4(b), Acquiror and its independent public accountants, Ernst & Young LLP, have had the opportunity to review Target's accounting policies and methods and underlying assumptions inherent in the Target Financial Statements and, accordingly, Acquiror shall be required to consistently apply the accounting policies, methods and assumptions in the audited Target Financial Statements.

     Section 10.2  Escrow Fund.  As security for the indemnities in Section
                   -----------
10.1, as soon as practicable after the Effective Date, the Escrow Shares shall be deposited with, Harris Trust

Company of California (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing, the indemnification obligations of the Former Target Stockholders pursuant to this Article X shall be limited to the amount and assets deposited and present in the Escrow Fund and Acquiror shall not be entitled to pursue any claims for indemnification under this Article X against any Former Target Stockholder directly or personally and the sole recourse of Acquiror shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement (except for cases involving willful misrepresentation or fraud as set forth above).

     Section 10.3  Damage Threshold.  Notwithstanding the foregoing, the
                   ----------------
Former Target Stockholders shall have no liability under Section 10.1 and Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Acquiror's Damages in excess of $300,000 has been delivered to the Stockholders' Agents and to the Escrow Agent; provided, however, that
                                                     --------  -------
after an Officer's Certificate or Certificates for an aggregate of $300,000 in Damages has been delivered, Acquiror shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates. The amount of Damages recoverable by Acquiror or a subsidiary of Acquiror under this Article X with respect to an indemnity clam shall be reduced by any proceeds received by Acquiror or a subsidiary of Acquiror, with respect to the Damages to which such indemnity claim relates, from an insurance carrier.

     Section 10.4  Escrow Periods.  The Escrow Fund shall commence on the
                   --------------
Closing Date and terminate on the earlier to occur of (i) the date 6 months after the date of the Closing or (ii) the date of issuance of the first independent audit report on Acquiror's financial statements after the Closing, which financial statements include the financial results of Target (the period from the Closing to such date referred to as the "Escrow Period"), provided,
                                                                   --------
however, that the number of Escrow Shares, which, in the reasonable judgment of
-------
Acquiror and as set forth in an Officer's Certificate delivered pursuant to
Section 10.5, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents (as defined in Section 10.9) prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5  Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent
                   -----------------------
on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

          (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof, in each case to the extent known or determinable at such time, and,

          (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

     Section 10.6   Valuation. For the purpose of compensating Acquiror for its
                    ---------
Damages pursuant to this Agreement, the value per share of the Escrow Shares shall be the Closing Stock Price.

     Section 10.7   Objections to Claims. At the time of delivery of any
                    --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section
10.5 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.5, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     Section 10.8   Resolution of Conflicts.
                    -----------------------

          (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss at issue is in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent,

Acquiror (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 10.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration or as otherwise ordered by the arbitrators.

     Section 10.9   Stockholders' Agents.
                    --------------------

          (a) Timothy Barrows and David Aronoff shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Target Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Target Stockholders.

          (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

          (c) The Stockholders' Agents shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the
                                                  --------
Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10  Actions of the Stockholders' Agents. A decision, act,
                    -----------------------------------
consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

     Section 10.11  Third-Party Claims.
                    ------------------

          (a) If any third party shall notify Acquiror or its affiliates with respect to any matter (hereinafter referred to as a "Third Party Claim"),
                                                          -----------------
which may result in Damages, then Acquiror shall give prompt notice to Stockholders' Agents (and in any event within 30 days) of Acquiror becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Acquiror; provided, however, that no delay or failure on the part of Acquiror in notifying Stockholders' Agents shall relieve Stockholders from any obligation hereunder unless Stockholders are thereby prejudiced (and then solely to the extent of such prejudice). The Former Target Stockholders shall not be liable for any attorneys fees or expenses incurred by Acquiror prior to Acquiror's giving notice to Stockholders' Agents of a Third Party Claim.

          (b) In case any Third Party Claim is asserted against Acquiror or its affiliates, and Acquiror notifies Stockholders' Agents thereof pursuant to Section 10.11(a) above, Stockholders' Agents will be entitled, if they so elect by written notice delivered to Acquiror within 30 days after receiving Acquiror's notice, to assume the defense thereof, at the expense of Stockholders' Agents (independent of the Escrow Fund), so long as

                    (i) Acquiror has reasonably determined that Damages which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Shares determined in accordance with the Escrow Agreement;

                    (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                    (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Acquiror, likely to establish a precedential custom or practice adverse to the continuing business interests of Acquiror which could have a material adverse effect on the business or operations of Acquiror; and

                    (iv) counsel selected by Stockholders' Agents is reasonably acceptable to Acquiror.

                    If Stockholders' Agents so assume any such defense, they shall conduct the defense of the Third Party Claim actively and diligently. Stockholders' Agents shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Acquiror.

          (c) In the event that Stockholders' Agents assume the defense of the Third Party Claim in accordance with Section 10.11(b) above, Acquiror or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Acquiror unless Acquiror or its affiliates shall reasonably determine that there is a material conflict of interest between or among Acquiror or its affiliates and Stockholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Former Target Stockholders. Acquiror or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Stockholders' Agents. Acquiror will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Stockholders' Agents and material to the claim and will make available all officers, directors and employees reasonably requested by Stockholders' Agents for investigation, depositions and trial.

          (d) In the event that Stockholders' Agents fail or elect not to assume the defense of Acquiror or its affiliates against such Third Party Claim, which Stockholders' Agents had the right to assume under Section 10.2(b) above,
(i) Acquiror or its affiliates shall have the right to undertake the defense and
(ii) Acquiror shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Stockholders' Agents. In the event that the Stockholders' Agents are not entitled to assume the defense of Acquiror or its affiliates against such Third Party Claim pursuant to Section 10.2(b) above, Acquiror or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Acquiror or its affiliates need not consult with, or obtain any consent from, Stockholders' Agents in connection therewith); provided, however, that except with the written consent of Stockholders' Agents, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Acquiror or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and Former Target Stockholders and Stockholders' Agents will cooperate with Acquiror or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Acquiror and material to the claim and will make available all individuals reasonably requested by Acquiror for investigation, depositions and trial.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     Section 11.1   Survival of Representations and Covenants.  All
                    -----------------------------------------
representations and warranties of Target, Acquiror and Sub contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror or Target until the end of the Escrow Period; provided that the maximum amount recoverable under this Agreement by the Former Target Stockholders for a breach of the representations and warranties of Acquiror or Sub shall be an amount equal to 10% of the total number of shares of Acquiror Common Stock issued in the Merger multiplied by the Closing Stock Price. Such limit shall not apply to remedies the Former Target Stockholders may have, independent of this Agreement, under applicable law. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All covenants and agreements of Target, Acquiror and Sub shall continue in effect in accordance with their terms.

     Section 11.2   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          with a copy to:

       (a)  if to Acquiror or Sub:

                    Applied Micro Circuits Corporation
                    6290 Sequence Drive
                    San Diego, California  92121
                    Attention:  Chief Executive Officer
                    Fax No. (619) 450-9885
                    Telephone No:  (619) 450-9333

          with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, California  94025
                    Attention:  Mark A. Medearis
                    Fax No:  (650) 233-8386

                    Telephone No:  (650) 854-4488

       (b)          if to Target, to:

                    Cimaron Communications Corporation
                    200 Brickstone Square
                    Andover, Massachusetts  01810
                    Attention:  President
                    Fax No:  (978) 623-0024
                    Telephone No:  (978) 623-0009

          with a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, MA 02109
                    Attention:  Patrick J. Rondeau, Esq.
                    Fax No:  (617) 526-5000
                             -------------
                    Telephone No:  (617) 526-6000
                                   --------------

     Section 11.3   Interpretation.  When a reference is made in this Agreement
                    --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to the "knowledge of Target" or "Target's knowledge" or any similar expression shall mean the actual knowledge, after reasonable inquiry, of Ram Sudireddy, Gary Martin and Steve Boulanger and any other individual who is an executive officer or director of Target.

     Section 11.4   Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5   Entire Agreement; No Third Party Beneficiaries.  This
                    ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder; provided that the provisions in Article II concerning issuance of shares of Acquiror Common Stock in the Merger, the representations and warranties in Article IV and the provisions in

Section 6.6 concerning registration rights are intended for the benefit of all Target stockholders and may be enforced by them; and the provisions in Section
6.9 concerning indemnification of directors and officers are intended for the benefit of such individuals and may be enforced by them.

     Section 11.6   Governing Law.  This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 11.7   Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8   Amendment.  This Agreement may be amended by the parties
                    ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Target, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9   Extension; Waiver.  At any time prior to the Effective
                    -----------------
Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



                           [Signature Page Follows]

     IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Reorganization to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                   APPLIED MICRO CIRCUITS
CORPORATION

                                   By:_______________________________

                                   Title:____________________________

                                   WILEY ACQUISITION
                                   CORPORATION

                                   By:_______________________________

                                   Title:____________________________



                                   CIMARON COMMUNICATIONS
CORPORATION


                                   By:_______________________________

                                   Title:____________________________